UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 10, 2018
Date of Report (date of earliest event reported)

iPic Entertainment Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38380	82-3129582
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Mizner Park, 433 Plaza Real, Ste. 335,

Boca Raton, Florida 33432
(Address of principal executive offices)

(561) 886-3232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K originally filed by iPic Entertainment Inc. (“iPic”) on July 16, 2018 (the “Original Filing”). iPic is attaching a corrected version of the summary compensation table, which hereby replaces the summary compensation table in the Original Filing. The revised summary compensation table set forth below includes the value of the stock option awards that were originally issued by iPic-Gold Class and migrated to iPic on February 1, 2018 in connection with iPic’s IPO in the “Option Awards” column (such amounts were reflected in footnote 2 to the table, but not included in the “Option Awards” column”). In addition, the “Total” column has been updated to reflect the value of such awards. Except as described above, no other changes are made to the Original Filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Name & Principal Position	Year	Salary ($)		Unit Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Hamid Hashemi,	2017	904,565		2,397,476	1,924,045	544,859	18,496	5,789,441
President and Chief Executive Officer	2016	861,491		—	—	861,491	21,035	1,744,017

Paul Safran,	2017	382,500		2,185,988	1,084,422	116,902	—	3,769,812
Senior Vice President, General Counsel and Secretary	2016	361,605		—	—	180,803	—	542,408

Sherry Yard,	2017	249,696		1,092,994	828,827	81,932	—	2,253,449
Chief Operating Officer

Paul Westra	2017	242,308	(5)	1,092,994	745,046	60,198	—	2,140,541
Chief Financial Officer and Treasurer

Clark Woods,	2017	275,604		1,092,994	646,600	57,980	—	2,073,178
Vice President – Films	2016	270,200		—	—	81,060		351,260

(1)	These awards contained a substantive performance condition for the completion of the IPO. The awards were issued from iPic Entertainment. Compensation expense was recognized on the date of the IPO. For more information, refer to Note 12 Subsequent Events to the consolidated financial statements included in the Annual Report.
(2)	The amounts in this column are composed of (i) awards that were originally issued by iPic-Gold Class and migrated to iPic on February 1, 2018 in connection with our IPO and (ii) the stock-option portion of each named executive officer’s 2017 bonus as follows: for Mr. Hashemi $1,742,425 for the IPO stock option grants and $181,620 for the stock option portion of his 2017 bonus award; for Mr. Safran $1,045,455 for the IPO stock option grants and $38,967 for the stock option portion of his 2017 bonus award; for Ms. Yard $801,516 for the IPO stock option grants and $27,311 for the stock option portion of her 2017 bonus award; for Mr. Westra $724,980 for the IPO stock option grants and $20,066 for the stock option portion of his 2017 bonus award; and for Mr. Woods $627,273 for the IPO stock option grants and $19,327 for the stock option portion of his 2017 bonus award. The amounts in this column for 2017 represent the grant date fair value of the awards calculated in accordance with FASB ASC Topic 718. The valuation assumptions used in determining the amounts of the IPO stock option grants appear in Note 5 Members Deficit to the consolidated financial statements included in the Annual Report.
(3)	The amounts in this column reflect the cash portion of the 2017 bonus payouts.
(4)	The amount set forth under the “All Other Compensation” for Mr. Hashemi relates to reimbursement of automobile-related expenses.
(5)	This represents the pro-rated amount of base salary earned commencing in March 2017 when he commenced employment with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iPic Entertainment Inc.

Date: July 18, 2018	/s/ Paul Westra
Paul Westra
Chief Financial Officer

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